Exhibit 99.1

EDGAR(R)ONLINE

FOR IMMEDIATE RELEASE                                  CONTACT
                                                       Greg Adams
                                                       COO and CFO
                                                       EDGAR(R) Online(R), Inc.
                                                       (203) 852-5666
                                                       gadams@edgar-online.com

                       EDGAR(R)ONLINE REPORTS 2006 RESULTS
                           TOTAL REVENUES INCREASE 14%

SOUTH NORWALK, Conn. --February 6, 2007 -- EDGAR(R) Online(R), Inc. (NASDAQ:
EDGR) today announced that total revenues increased 14% to $16.2 million for the year ended December 31, 2006, compared to $14.2 million last year. Fourth quarter revenues increased 11% to $4.1 million for the period ended December 31, 2006, compared to $3.7 million for the same quarter last year. EDGAR Online is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals.

"We delivered solid performance throughout 2006, as reflected in our growth from subscription and data licenses, and persistent success in executing on our I.Metrix initiatives," said Susan Strausberg, president and CEO of EDGAR Online. "We have made a significant investment in developing interactive fundamental data and creating a full life cycle solution for consumers and preparers of financial information. We are very satisfied with the excellence of our products and solutions and are now poised to realize the rewards of the hard work of the past two years. As we begin 2007, we are confident that our continued effort and focus will drive growth across the Company and enhance value for our shareholders."

Key 2006 accomplishments include:

     o Established EDGAR Online as the clear leader in the XBRL (eXtensible Business Reporting Language) universe with:

          - advanced technology-enabled processes for extracting and integrating fundamental data;

          - next generation analytical tools that fully leverage interactive data;

          -    unique expertise in XBRL taxonomy development and implementation;
               and

          - unparalleled historical database of XBRL-tagged financial information.

     o Entered into partnership and reseller agreements with RRDonnelley, Cartesis and TheMarkets.com.

     o Completed integration of Chinese data from the Shanghai and Shenzhen Stock Exchanges.

     o    Enhanced user interface to meet workflow requirements of customers.

Subscription revenue increased 13% to $9.4 million for the year ended December 31, 2006, compared to $8.3 million in 2005, and data licenses improved 25% to $6.5 million for the year ended December 31, 2006, compared to $5.2 million in 2005. Together, the increases in these segments resulted in an 18% increase in the Company's core business. Gross margins were relatively consistent at 84% for the fourth quarter of 2006 compared to 85% for the fourth quarter of 2005, and at 85% for both the years ended December 31, 2006 and 2005. The Company expects gross margins to continue to exceed 80% in future periods.

On January 1, 2006, EDGAR Online adopted SFAS 123(R), "Share Based Payment," which requires the Company to begin recording stock compensation expense based on the fair value of options granted to employees. The expense is recognized ratably over the vesting period of the related options and is included in the same line item as cash compensation expenses of the same employees. As a result, the Company recorded $251,000 of stock compensation expense in the fourth quarter of 2006 and $1.0 million for the year ended December 31, 2006, which are reflected in operating loss.

Net loss for the fourth quarter was ($1.6 million), or ($0.06) per share, compared to ($1.9 million), or ($0.07) per share in the same quarter last year. Net loss for the year ended December 31, 2006 was ($5.9 million) or ($0.23) per share, compared to a net loss of ($5.6 million), or ($0.23) per share, in 2005. The increase in net loss for the year ended December 31, 2006 from the prior year reflects the adoption of SFAS 123(R) and the Company's continued increases in product development and sales and marketing expenses associated with the I-Metrix suite of products.

Deferred revenue increased 12% to $3.9 million at December 31, 2006, compared to $3.4 million at December 31, 2005. Deferred revenue represents amounts already billed to customers that will be recognized as revenue in future periods as the Company's subscription and data licenses are utilized. At December 31, 2006, cash, cash equivalents and short term investments totaled $3.1 million compared to $5.3 million at December 31, 2005. The Company has no debt other than normal operating payables and accrued expenses.

                             KEY FINANCIAL METRICS
                    (in thousands, except per share amounts)

                                             QUARTER ENDED                     YEAR ENDED
                                              DECEMBER 31,                    DECEMBER 31,
                                      ----------------------------    ----------------------------
                                          2005            2006            2005            2006
                                      ------------    ------------    ------------    ------------
Subscriptions                         $      2,238    $      2,347    $      8,276    $      9,364
Data Licenses                                1,337           1,542           5,204           6,510
Technical Services                               -               -             376               -
Advertising and E-commerce                      82             176             379             372
                                      ------------    ------------    ------------    ------------
Total Revenues                        $      3,657    $      4,065    $     14,235    $     16,246

Net Loss                              $     (1,858)   $     (1,567)   $     (5,578)   $     (5,926)
Interest Income, net                           (49)            (30)           (148)           (144)
                                      ------------    ------------    ------------    ------------
Operating Loss                              (1,907)         (1,597)         (5,726)         (6,070)
Stock Compensation                               -             251               -           1,027
Amortization and Depreciation                  487             497           1,932           1,843
                                      ------------    ------------    ------------    ------------
EBITDA                                $     (1,420)   $       (849)   $     (3,794)   $     (3,200)

Net Loss per share                    $      (0.07)   $      (0.06)   $      (0.23)   $      (0.23)
EBITDA per share                      $      (0.06)   $      (0.03)   $      (0.16)   $      (0.13)

In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. EBITDA also excludes the non-cash charge for stock compensation expense. As required by the SEC, the Company provides the above reconciliation to net loss, which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the Company by excluding certain non-cash expenses, such as stock compensation expense, as well as non-operating items that are not indicative of its core operating results. Further, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net loss or any other GAAP measure. Because not all companies calculate EBITDA in the same manner, the Company's definition of EBITDA might not be consistent with that of other companies.

EDGAR Online will hold its quarterly conference call to review results for the fourth quarter and full year ended December 31, 2006 today, Tuesday, February 6, 2007, at 5 p.m. EST. Susan Strausberg, president and CEO, and Greg D. Adams, COO and CFO, will host the call. To participate, please call: (866)
400-2240 (toll-free for domestic callers) or (416) 849-2696 (international callers). The call will also be broadcast simultaneously over the Internet at http://www.edgar-online.com/investor/. Investors also have the option of calling (866) 245-6755 (domestic) or (416) 915-1035 (international), passcode 647141, for the teleconference replay, which will be available for approximately one week beginning at 7 p.m. on February 6, 2007.

ABOUT EDGAR(R) ONLINE, INC.

EDGAR Online, Inc. (Nasdaq: EDGR), www.edgar-online.com, is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals. The Company makes information and a variety of analysis tools available via online subscriptions and licensing agreements to a large user base.

"Forward-looking statements", as defined in the Private Securities Litigation Reform Act of 1995, may be included in this news release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability,
(iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions (ix) the level of demand and market acceptance of our services and
(x) changes in our business strategies.

EDGAR(R) is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

                             FINANCIAL TABLES FOLLOW

                               EDGAR ONLINE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                               THREE MONTHS ENDED                  YEAR ENDED
                                                                  DECEMBER 31,                    DECEMBER 31,
                                                          ----------------------------    ----------------------------
                                                              2005            2006            2005            2006
                                                          ------------    ------------    ------------    ------------
        Revenues:
      Subscriptions                                       $      2,238    $      2,347    $      8,276    $      9,364
      Data licenses                                              1,337           1,542           5,204           6,510
      Technical services                                             -               -             376               -
      Advertising and e-commerce                                    82             176             379             372
                                                          ------------    ------------    ------------    ------------
        Total revenues                                           3,657           4,065          14,235          16,246
Total cost of sales (includes stock-based employee
 compensation expense of $8 for the three months
 ended December 31, 2006 and $38 for the year ended
 December 31, 2006)                                                542             636           2,079           2,464
                                                          ------------    ------------    ------------    ------------
Gross profit                                                     3,115           3,429          12,156          13,782

Sales and marketing (includes stock-based employee
 compensation expense of $73 for the three months
 ended December 31, 2006 and $286 for the year ended
 December 31, 2006)                                              1,157           1,292           4,652           5,180
Product development (includes stock-based employee
 compensation expense of $14 for the three months
 ended December 31, 2006 and $61 for the year ended
 December 31, 2006)                                              1,057             963           2,840           3,809
General and administrative (includes stock-based
 employee compensation expense of $156 for the three
 months ended December 31, 2006 and $642 for the
 year ended December 31, 2006)                                   2,321           2,274           8,458           9,020
        Amortization and depreciation                              487             497           1,932           1,843
                                                          ------------    ------------    ------------    ------------
        Total operating expenses                                 5,022           5,026          17,882          19,852

      Operating loss                                            (1,907)         (1,597)         (5,726)         (6,070)

Interest income, net                                                49              30             148             144
                                                          ------------    ------------    ------------    ------------
Net loss                                                  $     (1,858)   $     (1,567)   $     (5,578)   $     (5,926)
                                                          ============    ============    ============    ============

Weighted average shares outstanding - basic and
 diluted                                                        24,984          25,758          23,958          25,484

Net loss per share - basic and diluted                    $      (0.07)   $      (0.06)   $      (0.23)   $      (0.23)

                               EDGAR ONLINE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                          DECEMBER 31,    DECEMBER 31,
                                                              2005            2006
                                                          ------------    ------------
Assets

Cash, cash equivalents and investments                    $      5,334    $      3,070
Accounts receivable, net                                         2,296           2,550
Other assets                                                       271             229
                                                          ------------    ------------
       Total current assets                                      7,901           5,849

Property and equipment, net                                      1,238           1,132
Goodwill                                                         2,189           2,189
Intangible assets, net                                           6,690           5,444
Other assets                                                     1,237           1,258
                                                          ------------    ------------
       Total assets                                       $     19,255    $     15,872

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses                     $      2,439    $      2,084
Deferred revenues                                                3,450           3,858
                                                          ------------    ------------
       Total current liabilities                                 5,889           5,942

Stockholders' equity:
Common stock                                                       262             270
Treasury stock                                                  (1,881)         (2,132)
Additional paid-in capital                                      66,873          69,606
Accumulated deficit                                            (51,888)        (57,814)
                                                          ------------    ------------
       Total stockholders' equity                               13,366           9,930

       Total liabilities and stockholders' equity         $     19,255    $     15,872